UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

SURFACE ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38459	46-5543980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(617) 714-4096

(Address of principal executive offices, including zip code)

(617) 714-4096

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On April 23, 2018, Surface Oncology, Inc. (the “Company”) issued and sold 766,666 shares (the “Private Placement Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to Novartis Institutes for Biomedical Research, Inc. (“Novartis”) in a private placement which occurred concurrently with the closing of the Company’s initial public offering (the “IPO”) of its Common Stock.

The aggregate cash purchase price of the Private Placement Shares was $11,500,000, representing a per share price of $15.00, the same price at which shares of the Common Stock were sold to the public in the IPO.

The sale and issuance by the Company of the Private Placement Shares to Novartis were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and the rules and regulations promulgated thereunder relating to transactions not involving any public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-223877) (the “Registration Statement”), on March 23, 2018 and in connection with the consummation of the IPO, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 150,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; and (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on April 9, 2018 and in connection with the consummation of the IPO, the amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Company’s board of directors and the Company’s stockholders to become effective immediately upon the consummation of the IPO, became effective. The Amended and Restated By-Laws amend and restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; (iv) adopt forum selection clauses with respect to certain causes of action; and (v) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events

On April 23, 2018, the Company completed its IPO of 7,200,000 shares of Common Stock at a price to the public of $15.00 per share for gross proceeds of $108.0 million. A copy of the press release announcing the closing of the IPO and the concurrent private placement to Novartis is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Surface Oncology, Inc.

3.2	Amended and Restated By-laws of Surface Oncology, Inc.

99.1	Press release dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: April 23, 2018	By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater
President and Chief Executive Officer